Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 28, 2007

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp. (HTC)

Designated Filer:	Nordic Telephone Company ApS

Other Joint Filers:	Nordic Telephone Company Investment ApS

Addresses:	The principal business address of each of the Joint Filers above is Langelinie Allé 35, DK-2100, Copenhagen, Denmark

Signatures:

NORDIC TELEPHONE COMPANY ApS

_____________________
By:  /s/  Richard Wilson
Name:   Richard Wilson
Title:     Director

_____________________
By:  /s/   Oliver Haarmann
Name:    Oliver Haarmann
Title:      Director

_____________________
By: /s/    Gustavo Schwed
Name:    Gustavo Schwed
Title:      Director

_____________________
By: /s/    Lawrence H. Guffey
Name:    Lawrence H. Guffey
Title:      Director

_____________________
By: /s/    Kurt Björklund
Name:    Kurt Björklund
Title:      Director

NORDIC TELEPHONE COMPANY INVESTMENT ApS

_____________________
By: /s/   Richard Wilson
Name:   Richard Wilson
Title:     Director

_____________________

By: /s/    Oliver Haarmann
Name:    Oliver Haarmann
Title:      Director

_____________________
By: /s/   Gustavo Schwed
Name:   Gustavo Schwed
Title:     Director

_____________________
By: /s/  Lawrence H. Guffey
Name:  Lawrence H. Guffey
Title:    Director

_____________________
By: /s/   Kurt Björklund
Name:   Kurt Björklund
Title:     Director